UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2010

Southwest Airlines Co.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 36611, Dallas, Texas		75235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Southwest Airlines Co. (the “Company”) was held in Dallas, Texas on Wednesday, May 19, 2010. The following matters were voted on by the Company’s shareholders at the Annual Meeting and received the following votes:

1.	Proposal 1 – Election of nine Directors for one-year terms expiring in 2011:

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES

David W. Biegler	587,767,358	13,790,611	948,512	84,272,980

Douglas H. Brooks	592,776,386	8,815,130	914,965	84,272,980

William H. Cunningham	580,382,508	21,181,886	942,087	84,272,980

John G. Denison	592,710,473	8,914,309	881,699	84,272,980

Travis C. Johnson	583,197,512	18,381,946	927,023	84,272,980

Gary C. Kelly	582,916,200	19,002,132	588,149	84,272,980

Nancy B. Loeffler	591,461,215	10,086,009	959,257	84,272,980

John T. Montford	591,745,188	7,730,874	3,030,419	84,272,980

Daniel D. Villanueva	591,785,802	9,779,992	940,687	84,272,980

2.	Proposal 2 – A proposal to approve the Southwest Airlines Co. Amended and Restated 2007 Equity Incentive Plan.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
551,812,053	48,915,801	1,778,627	84,272,980

3.	Proposal 3 – A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
678,292,740	7,312,896	1,173,825	—

4.	Proposal 4 – A shareholder proposal requesting that the Board undertake such steps as may be necessary to permit shareholders to act by the written consent of a majority of the Company’s shares outstanding.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
213,948,607	381,240,666	7,317,208	84,272,980

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Airlines Co.

Date: May 24, 2010	By:	/s/ Madeleine Johnson
Madeleine Johnson Vice President & General Counsel